[specimen common stock certificate]


Incorporated Under the Laws of the State of North Carolina.

Number of Shares of Common Stock: ___________ of Catawba Valley Bancshares, Inc. $1.00 par value per share.

This Capital Stock of Catawba Valley Bancshares, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of _______, 1999.




___________________________                 ___________________________
President                                   Secretary


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Certificate Number: ______________  for ___________ Shares of Capital Stock

For Value Received, __________ hereby sell, assign, and transfer unto ___________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:  ______________________1999.

In the presence of __________________________.